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                    AMENDED AND RESTATED
                  ARTICLES OF INCORPORATION
                             OF
                   WEST PENN POWER COMPANY


                          ARTICLE I



          Section I.1.   The name of the corporation is West
Penn Power Company (the "Corporation").

          Section I.2.   The address of the Corporation's
registered office in this Commonwealth is 800 Cabin Hill
Drive, Greensburg, Westmoreland County, Pennsylvania 15601.



                         ARTICLE II

          Section II.1.  The Corporation was incorporated
March 1, 1916 under "An Act authorizing the merger and consolidation of certain corporations", approved May 3, 1909, P. L. 408, as amended and supplemented.

          Section II.2.  The Corporation is governed by the
provisions of the Pennsylvania Business Corporation Law of 1988, as amended.



                        ARTICLE III

          Section III.1. The Corporation may engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1988, as amended, including, but not limited to, generating, purchasing, transmitting, distributing and selling electricity;
manufacturing, processing, owning, using and dealing in personal property of any nature whatsoever; engaging in research and development; furnishing services; and acquiring, owning, using and disposing of real property of any nature whatsoever.


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                         ARTICLE IV

          The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 64,000,000, which shall consist of 32,000,000 shares of Common Stock and 32,000,000 shares of Preferred Stock. With regard to Preferred Stock, the Board of Directors shall have the full authority permitted by law to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of, and the number of authorized shares of, Preferred Stock that may be desired. The shares of the Preferred Stock may be divided into and issued in series, from time to time, as provided in this Article IV, each of such series to be distinctly designated.


                         ARTICLE V

          Section V.1. The Board of Directors may declare, out of any funds legally available therefor, dividends upon the then outstanding shares of any class of stock ranking junior to the Preferred Stock, and no holders of shares of Preferred Stock of any series shall be entitled to share therein.

          Section V.2.   Except as may be mandatorily
required by law regardless of limitations contained in these Restated Articles, at all meetings of the shareholders, every registered holder of Common Stock shall be entitled to vote and shall have one vote for each share standing in his name on the books of the Corporation on any record date fixed for such purpose or, if no such date be fixed, on the date of such meeting. Except as expressly provided for each series of Preferred Stock by the Board of Directors under the authority of, and as provided in, Article IV, shares of Preferred Stock shall have no voting rights.

          Section V.3. Any Director may be removed from office by vote of the holders of a majority of the shares of the class of stock by which his successor would be elected. A special meeting of the holders of shares of such class may be called by a majority vote of the Board of Directors for the purpose of removing a Director in accordance with the provisions of this Section. The President of the Corporation shall, in any event, within ten days after delivery to the Corporation at its principal office of a request to such effect signed by the holders of at least five per cent (5%) of the outstanding shares of such class, call a special meeting for such purpose to be held within forty days after the delivery of such request.

          Section V.4. The Corporation reserves the right to amend or change any and all provisions of these Restated Articles (including a change in the preferences given to any one or more classes of stock by the Board of Directors under the authority conferred thereto in Article IV of these Restated Articles, or an increase or decrease in the amount of the authorized stock of such class or classes or an increase or decrease in the


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par value thereof) by the vote
in favor thereof, given in person or by proxy at any meeting called for the purpose, of the holders of a majority of the outstanding shares of Common Stock.

          Section V.5. No holder of any shares of stock of the Corporation of any series shall be entitled as such, as a matter of right, to purchase or subscribe for any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or any securities convertible into shares of stock of the Corporation.

          Section V.6. Any shares of Preferred Stock which are redeemed or retired, except shares retired through conversion or through the operation of any sinking fund or redemption or purchase account, shall thereafter have the status of authorized but unissued shares of Preferred Stock of the Corporation and may thereafter be reclassified and reissued by the Board of Directors in the same manner as any other authorized and unissued shares of Preferred Stock.

          Section V.7. Subject to the limitations set forth in this Section 5.6, all or any of the shares of stock of the Corporation of any class and securities convertible into stock of any class may be issued by the Corporation, acting through its Board of Directors, without action by the shareholders, from time to time, for such consideration, or by way of dividend, in such manner and upon such terms as may be determined and deemed advisable from time to time by the Board of Directors. Such consideration may consist of money, labor done, or money or property actually received. For the purpose of determining whether shares, or securities convertible into shares, have been fully paid for, in order to fix the extent of the outstanding obligation of the holders thereof to the Corporation with respect thereto, the value placed by the Board of Directors, upon the consideration, other than cash, shall be conclusive. All shares of stock so issued, for which the consideration determined by the Board of Directors has been received by the Corporation, shall be deemed fully paid stock and shall not be liable to any further calls or assessments thereon.



                         ARTICLE VI

          Section VI.1.  The term for which the Corporation
is to exist is perpetual.


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                        ARTICLE VII

          Section VII.1. Henceforth, these Restated Articles restate and supersede the original Articles and all amendments thereto.

          Section VII.2. The Restated Articles may be amended in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

          Section VII.3. If authorized by the Board of Directors of the Corporation, any or all classes or series of shares, or any part thereof, may be uncertificated shares, except that with respect to any outstanding shares of the Corporation represented by a certificate, such shares shall not be uncertificated shares until the certificate is surrendered to the Corporation.


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        Microfilm Number Filed with the Department of
                        State [____]

              Entity Number /s/ ______________l
                Secretary of the Commonwealth


     ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                    DSCB:15-1915 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S.
section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

l.   The name of the corporation is:
            West Penn Power Company

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

      (a)   800 Cabin Hill Drive    Greensburg     PA     15601
            Westmoreland County

      (b)   c/o: Eileen Beck, Secretary

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.   The statute by or under which it was incorporated is:
            Act of May 3, 1909 P.L.  408

4.   The date of its incorporation is: March 1, 1916

5. (Check, and if appropriate complete, one of the following):

      X The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

           The amendment shall be effective on: _________


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6.   (Check one of the following):

          X    The amendment was adopted by the shareholders
          (or members) pursuant to 15 Pa.C.S. section
          1914(a) and  (b).

          The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. section 1914(c).

7.   (Check, and if appropriate complete, one of the following):

     The amendment adopted by the corporation, set forth in full, is as follows:

     X The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.   (Check if the amendment restates the Articles):

     X The restated Articles of Incorporation supersede the original Articles and all amendments thereto.

     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 15th day of July, 1999.

                         West Penn Power Company

                         BY: /s/ Eileen Beck

                         TITLE: Secretary


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                                        Exhibit A
                                        To Amended and
                                        Restated Articles of
                                        Incorporation of West
                                        Penn Power Company



                   Consent of Shareholder

     Pursuant to Section 1766 of the Pennsylvania Business Corporation Law of 1988, the undersigned, Allegheny Energy, Inc., a Maryland corporation, being the holder of all of the outstanding shares of Common Stock of West Penn Power Company, a Pennsylvania corporation, and the only shareholder entitled to vote at a meeting of the shareholders of West Penn Power Company held for the purpose of adopting the Amended and Restated Articles, hereby votes in the affirmative, and consents in writing, to the adoption of the foregoing Articles.




Dated:  July 15, 1999

                                   Allegheny Energy, Inc.


ATTEST:

BY:  /s/ Eileen M. Beck                 BY: /s/ Thomas K. Henderson
            Secretary                             Vice President


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